Exhibit a.1.ii

LETTER OF TRANSMITTAL TO TENDER SHARES OF DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

Pursuant to the Offer to Purchase dated June 1, 2017, Delaware Investments Dividend and Income Fund, Inc. (the “Fund”) has offered to purchase up to 5%, or 404,640 shares, of its Common Stock. The offer expires at 11:59 p.m. New York City time on June 29, 2017, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated June 1, 2017 (“Offer to Purchase”). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Breakdown of your holding here at Computershare:
Total Certificated Shares	Total Book-Entry Share	Total Shares
1234567890123	1234567890123	1234567890123

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
	Signature of Shareholder	Date	Daytime Telephone #

X
	Signature of Shareholder	Date	Daytime Telephone #

PLACE AN ☒ IN ONE TENDER BOX ONLY

☐ Tender All	or	☐ Partial Tender
●
		WHOLE SHARES		FRACTIONS

Please locate your certificate(s) and send them along with the completed Letter of Transmittal.
☐ CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

02M6MC

		Special Transfer Instructions		Special Mailing Instructions

If you want your stock certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.

Place an ☒ in all that apply:

☐ Register certificate(s) and/or ☐ issue check(s) to:

Signature Guarantee Medallion

Fill in ONLY if you want your stock certificate(s) for Fund shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

Place an ☒ in all that apply:

Mail ☐ certificate(s) and/or ☐ check(s) to:

(Title of Officer Signing this Guarantee)

Name (Please Print First, Middle & Last Name)		(Name of Guarantor - Please Print)	Name (Please Print First, Middle & Last Name)

Address	(Number and Street)	(Address of Guarantor Firm)	Address	(Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)			(City, State & Zip Code)

Signatures of Holder(s)

Signatures of Holders(s)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1	Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2	If you are tendering all your shares for cash, please check this box only.

3	If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

4	If you want your certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) must be medallion guaranteed.

5	Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6	Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the stockholder should promptly call the Depositary at (781) 575-2879 or (877) 373-6374. The stockholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such stockholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment.

The Information Agent for the Offer is:	The Depositary for the Offer is:
All Holders Call Toll Free: (888) 605-8334	By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810	Confirm by Telephone: (781) 575-2332
By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered, Certified or Express Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021